UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2019

SALEEN AUTOMOTIVE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55236	45-2808694
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2375 Wardlow Road, Corona, CA	92882
(Address of Principal Executive Offices)	(zip code)

(800) 888-8945

(Registrant’s telephone

number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On May 31, 2019, Saleen Automotive, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement) with S7 Supercars LLC (the “Seller”), pursuant to which the Seller sold to the Company all of the Seller’s assets, which consisted of chassis and other automotive parts relating to the manufacture of the S7 supercar, and related goodwill and intellectual property (the “S7 Assets”), for an initial cash purchase price of $800,000. In addition, the Company is required to pay the Seller up to four additional payments of $50,000 each, upon sales by the Company of S7 supercars within the two-year period following the closing, subject to the conditions provided for in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Joint Venture Agreement between the Company and Seller dated October 2016 terminated, except for indemnification obligations of the Company thereunder.

As previously disclosed, S7 Supercars, LLC is owned and controlled by affiliates of David Weiner and Leslie Edelman, two of the Company’s principal stockholders.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Asset Purchase Agreement, dated as of May 31, 2019, between Saleen Automotive, Inc. and S7 Supercars LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saleen Automotive, Inc.

Date: June 27, 2019

By:	/s/ Steve Saleen
Steve Saleen
Chief Executive Officer